Exhibit 10.02

BILL OF SALE AND ASSIGNMENT OF INTANGIBLE ASSETS

Acacia Chattanooga Vehicle Auction, Inc., a Tennessee corporation ("AC"), does hereby sell, transfer, assign and convey unto CAA Liquidation, LLC (fka Chattanooga Auto Auction Limited Liability Company), an Ohio limited liability company ("CAA"), the Assets, AC's interest in the Trade Name and, to the extent assignable, the Licenses, each as defined in that certain Settlement Agreement and Release entered into by and between AC and CAA and certain other parties dated February 28, 2012 (the "Agreement"), in consideration of payment by CAA of the Purchase Price (as defined in the Agreement), the receipt and sufficiency of which AC does hereby acknowledge.

The terms of the Agreement, including, but not limited to, AC's representations, warranties, covenants, agreements and indemnities relating to the Assets, are incorporated herein by this reference.

AC hereby covenants that AC will do such further acts and execute and deliver all such transfers, assignments, conveyances, powers of attorney, and assurances requested by CAA, from time to time, for better conveying and confirming unto CAA the entire right, title and interest of AC in the Assets, the Licenses and AC's interest in the Trade Name hereby sold, transferred, assigned and conveyed to CAA.

It is understood that AC, contemporaneously with the execution and delivery of this Bill of Sale and Assignment of Intangible Assets, may be further executing other instruments of transfer, the purpose of which is to supplement, facilitate, or otherwise implement the transfers intended hereby.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bill of Sale and Assignment of Intangible Assets effective the 28th day of February, 2012.

ACACIA CHATTANOOGA VEHICLE AUCTION, INC.,
  a Tennessee corporation

  By: s/ Keith E. Whann
Keith E. Whann, President